Exhibit 99.3

Schedule identifying the differences between the funding agreement (the “Funding
Agreement”) issued to the trust identified on the cover page of the Exchange Act report into which this Exhibit 99.3 is incorporated by reference (the “Trust”) and Exhibit 4.4(a) (“Exhibit 4.4(a)”)
to Protective Life Insurance Company’s Report on Form 8-K filed on
May 9, 2006

For purposes of this Exhibit 99.3, the following terms are referred to herein as the “Variable Terms”.

Trust:

Contract Number:

Effective Date:

Related Series of Notes: Same as the number of the Trust

Deposit:  Principal Amount of the Notes issued by the Trust, plus $15

Credit to: Same as Contract Number

Contract Type:

☐ Fixed Rate Contract Terms

Interest Rate:

Sinking Fund:

Additional/Other Terms:

☐ Floating Rate Contract Terms

Initial Interest Rate:

Sinking Fund:

Additional/Other Terms:

☐ Amortizing Contract Terms

Interest Rate:

Sinking Fund:

Additional/Other Terms:

☐ Discount Contract Terms

Interest Rate:

Sinking Fund:

Additional/Other Terms:

Riders

☐ Additional Events of Default

☐ Survivor’s Option

☐ Redemption Provisions

☐ Repayment Options

Omitted Document:  The Funding Agreement

Differences:

The Variable Terms of the Funding Agreement differ from the terms set forth in Exhibit 4.4(a) as and to the extent the terms set forth in the Pricing Supplement filed by Protective Life Insurance Company with the Securities and Exchange Commission pursuant to Rule 424(b) of the rules and regulations of the SEC under the Securities Act of 1933, as amended, with respect to the notes issued by the Trust differ from the analogous terms set forth in Exhibit 4.4(a).